EXHIBIT 99.1

Contacts:

Foundry Networks	Foundry Networks	FD Morgen-Walke
Chief Financial Officer	Treasurer	Investor Relations
Tim Heffner	Michael Iburg	Jason Golz
408.586.1700	408.586.1894	415.296.7383
theffner@foundrynet.com	miburg@foundrynet.com	jgolz@fdmw.com

FOUNDRY NETWORKS DELIVERS Q1 2003 REVENUES OF $91.1M
AND CONTINUED PROFITABILITY

     San Jose, CA – April 23, 2003 - Foundry Networks™, Inc. (Nasdaq: FDRY), today reported financial results for its first quarter ended March 31, 2003.

     Revenues for the first quarter of 2003 increased to $91.1 million, compared to $86.7 million in the previous quarter, and to $62.4 million in the same period last year. Foundry earned net income of $13.4 million, or $0.11 per diluted share, in the March 2003 quarter, compared with net income of $10.5 million, or $0.08 per diluted share, in the prior quarter, and net income of $1.0 million, or $0.01 per diluted share, for the same period in 2002.

     “Our results demonstrate that Foundry’s focus on profitable growth, supported by its ability to deliver innovative, differentiated and cost-effective solutions, is proving to be a strategic success,” stated Bobby Johnson, President and CEO of Foundry. “Sales to the U.S. Federal Government were strong during the quarter and added unusual strength to what is typically a seasonally soft period.”

     During the first quarter of 2003, Foundry Networks introduced:

•	The FastIron Edge Switch 2402POE and 4802POE, two Power-over-Ethernet stackables specifically designed to enable Voice-over-IP
•	The EdgeIron 2402CF and 4802CF, two new Layer 2 stackables
•	The FastIron Edge Switch 12GCF, a new stackable with 12 ports of Gigabit Ethernet with unique media flexibility of both copper and fiber connectivity
•	The NetIron 4802, a new Internet-class Ipv6 enabled router
•	The FastIron F10Gx2 and BigIron B10Gx2, our second generation 10 Gigabit Ethernet line card
•	The JetCore BigIron J-B24FX and FastIron J-F24FX, two new line cards with 24 ports of 100 Megabit Ethernet over multi-mode or single-mode fiber

     “We continue to profitably invest in the future of our business with increased levels of R&D investment,” continued Johnson. “We believe maintaining a robust product development pipeline, which we consider the lifeblood of our Company, is key to emerging from the uncertain economic environment with a stronger competitive position.”

About Foundry Networks

Foundry Networks, Inc. is a leading provider of high-performance enterprise and service provider switching, routing and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 backbone switches, Layer 4-7 Web switches and Metro Routers. Foundry’s 5,500 customers include the world’s premier ISPs, Metro service providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. Some of these customers include: AOL, EarthLink, China Telecom, MSN, Verio, Cable & Wireless, Yahoo!, Incyte Genomics, Inc., Deutsche Bank, The University of Washington, University of Miami, Institute National de Recherche en Informatique et en Automatique (INRIA) of France, U.S. Army, Air Force and Navy, NASA and the National Space Development Agency of Japan. For more information about the company and its products, call 1-888-TURBOLAN or visit www.foundrynetworks.com.

NOTE: Foundry Networks, BigIron, FastIron and the ‘Iron’ family of marks, are trademarks or registered trademarks of Foundry Networks, Inc. in United States and other countries. All others are trademarks of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by that section. These forward-looking statements include statements by Mr. Johnson relating to the Company’s product development efforts and how such efforts will be key to a stronger competitive position for the Company. The forward-looking statements in this press release are subject to a number of risks and uncertainties, including the strength of the overall economy and the high-technology market in particular, competition, product development efforts, and acceptance of Foundry’s current and future products. Actual results could differ materially from those projected in our forward-looking statements. Investors should review the risk factors described in more detail in our most recent Annual Report on Form 10-K available free of charge from Foundry at www.foundrynetworks.com or from the SEC at www.sec.gov. Foundry assumes no obligation to update the forward-looking statements contained in this press release.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,

	2003	2002

Net revenues:
Product	$81,013	$54,687
Support	10,125	7,733

Total revenues	91,138	62,420
Cost of revenues:
Product	35,442	28,308
Support	2,061	1,533

Total cost of revenues	37,503	29,841

Gross profit	53,635	32,579

Operating expenses:
Research and development	9,921	8,528
Sales and marketing	19,981	20,590
General and administrative	3,999	3,011
Amortization of deferred stock
compensation	122	382

Total operating expenses	34,023	32,511

Income from operations	19,612	68
Interest income	1,065	1,475

Income before provision for income taxes	20,677	1,543
Income tax provision	7,237	494

Net income	$13,440	$1,049

Basic net income per share	$0.11	$0.01

Weighted average shares used in computing
basic net income per share	121,501	118,742

Diluted net income per share	$0.11	$0.01

Weighted average shares used in computing
diluted net income per share	126,740	123,085

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2003	December 31, 2002

	(unaudited)	(1)
ASSETS
Cash and short-term investments	$351,315	$326,453
Accounts receivable, net	65,086	51,896
Inventories	27,773	33,479
Deferred tax assets	28,564	28,547
Prepaid expenses and other current assets	3,693	3,604

Total current assets	476,431	443,979

Property and equipment, net	6,233	6,380
Other long-term assets	1,188	1,176

	$483,852	$451,535

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	13,680	11,684
Income taxes payable	10,282	3,868
Accrued payroll and related benefits	10,478	11,748
Accrued warranty	2,793	2,305
Other accrued liabilities	4,490	3,597
Deferred support revenue	25,907	20,234

Total current liabilities	67,630	53,436

Stockholders’ equity:
Additional paid-in capital	287,327	282,766
Note receivable from stockholder	(480)	(480)
Deferred stock compensation	(109)	(231)
Retained earnings	129,484	116,044

Total stockholders’ equity	416,222	398,099

	$483,852	$451,535

(1) Derived from audited consolidated financial statements

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended March 31,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,440	$1,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,241	1,169
Amortization of deferred stock compensation	122	382
Recovery of allowance for doubtful accounts	-	(222)
Inventory provision	1,268	2,494
Tax benefit from stock option exercises	612	411
Change in operating assets and liabilities:
Accounts receivable	(13,190)	6,854
Inventories	4,438	(3,981)
Prepaid expenses and other assets	(118)	3,926
Accounts payable	1,996	(4,144)
Accrued payroll and related expenses	(1,270)	(1,422)
Other accrued expenses	1,381	(638)
Income taxes payable	6,414	117
Deferred support revenue	5,673	690

Net cash provided by operating activities	22,007	6,685

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities and (purchases) of short-term investments, net	(39,871)	5,312
Purchases of property and equipment	(1,094)	(583)

Net cash provided (used) by investing activities	(40,965)	4,729

CASH FLOWS FROM FINANCING ACTIVITY:
Proceeds from issuance of common stock	3,827	2,874

Net cash provided by financing activities	3,827	2,874

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(15,131)	14,288
Effect of exchange rate changes on cash	122	(400)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	187,719	98,210

CASH AND CASH EQUIVALENTS, END OF YEAR	$172,710	$112,098